Exhibit 32.3

SELECTICA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amendment to the annual report of Selectica, Inc. (the “Company”) on Form 10-K/A for the year ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Heaps, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 7, 2009

/S/ RICHARD HEAPS
Richard Heaps
Chief Financial Officer